Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262311

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2022)

Beyond Air, Inc.

9,638,556 Shares of Common Stock

Common Stock Warrants to Purchase 9,638,556 Shares of Common Stock

Up to 9,638,556 Shares of Common Stock underlying such Common Stock Warrants

We are offering (i) 9,638,556 shares of our common stock, par value $0.001 per share (“Shares”), and (ii) 9,638,556 common stock purchase warrants each to purchase one share of common stock (“Common Stock Warrants”). The combined offering price per Share and accompanying Common Stock Warrant is $1.66. Subject to certain ownership limitations, each Common Stock Warrant is immediately exercisable upon issuance at an exercise price of $2.25 per share and expires three years from the date of issuance.

The Shares and the accompanying Common Stock Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of such Common Stock Warrants.

Certain directors and officers of the Company have agreed to purchase approximately $1.15 million of Shares and Common Stock Warrants to be sold in this offering at the same offering price and on the same terms as the other investors in this offering.

Our common stock is listed on The Nasdaq Capital Market under the symbol “XAIR.” On March 19, 2024, the last reported sales price for our common stock was $1.53 per share of common stock. There is no established public trading market for the Common Stock Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Stock Warrants on any national securities exchange. Without an active trading market, the liquidity of the Common Stock Warrants will be limited.

Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC (“Roth”) and Laidlaw & Company (UK) Ltd. (“Laidlaw”, and each of Roth and Laidlaw, a “Placement Agent” and collectively, the “Co-Placement Agents”) as co-placement agents to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The Co-Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Co-Placement Agents fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Share and Accompanying Common Stock Warrant	Total
Offering Price	$1.660	$16,000,002.96
Placement Agent Fees (1)	$0.116	$1,120,000.21
Proceeds to us, before expenses(2)	$1.544	$14,880,002.75

(1)	We have agreed to pay the Co-Placement Agents a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering. We have also agreed to reimburse the Co-Placement Agents for certain of its expenses as described under the “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the Common Stock Warrants for cash, if any, issued in the offering

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 22, 2024, subject to the satisfaction of certain conditions.

Roth Capital Partners	Laidlaw & Company (UK) Ltd.

The date of this prospectus supplement is March 20, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-262311) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $200,000,000, of which this offering is a part.

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not assume that the information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. We and the Co-Placement Agents are not making an offer to sell our securities offered hereto in any jurisdiction where the offer or sale is not permitted.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

We are not, and the Co-Placements Agent are not, making an offer or sale of shares of our securities in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the “Company,” “we,” “our” or “us” refer to Beyond Air, Inc. and its subsidiaries.

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CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, particularly the information included under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-6, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Corporate Information

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc. Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

Business Overview

We are a commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide (“NO”) generators and delivery systems (the “LungFit® platform”) capable of generating NO from ambient air. Our first device, LungFit® PH received premarket approval (“PMA”) approval from the U.S. Food and Drug Administration (“FDA”) in June 2022. The NO generated by the LungFit® PH system is indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilatory support and other appropriate agents. This condition is commonly referred to as persistent pulmonary hypertension of the newborn or “PPHN”. The LungFit® platform can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. In July 2022, the Company commenced marketing LungFit® PH in the United States for PPHN as a medical device.

LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. Our current areas of focus with LungFit® are PPHN, viral community-acquired pneumonia (“VCAP”) including COVID-19, bronchiolitis (“BRO”), nontuberculous mycobacteria (“NTM”) lung infection and those with various severe lung infections with underlying chronic obstructive pulmonary disease (“COPD”). The Company’s current product candidates will be subject to premarket reviews and approvals by the FDA, certification through the conduct of a conformity assessment by a notified body in the EU for the product to be CE marked, as well as comparable foreign regulatory authorities.

With Beyond Air’s focus on NO and its effect on the human condition, there are two additional programs that do not utilize our LungFit® system. Through our majority-owned affiliate Beyond Cancer, Ltd. (“Beyond Cancer”), NO is used to target solid tumors. The LungFit® platform is not utilized for the solid tumor indication due to need for ultra-high concentrations of gaseous nitric oxide (“UNO”). A proprietary delivery system has been developed that can safely deliver UNO in excess of 10,000 ppm directly to a solid tumor. This program has advanced to a phase 1 human study.

The second program which does not utilize the LungFit® platform, partially inhibits neuronal nitric oxide synthase (“nNOS”) in the brain to treat neurological conditions. The first target indication is autism spectrum disorder (“ASD”). ASD is a serious neurodevelopmental and behavioral disorder, and one of the most disabling conditions and chronic illnesses in children. ASD includes a wide range of developmental disorders that share a core of neurobehavioral deficits manifested by abnormalities in social interactions, deficits in communication, restricted interests, and repetitive behaviors. In 2023, the CDC reported that approximately 1 in 36 children in the U.S. is diagnosed with an ASD. The cost of caring for Americans with autism had reached $268 billion in 2015 and would rise to $461 billion by 2025 in the absence of more-effective interventions and support across the life span. We expect this program to progress from pre-clinical to a phase 1 first-in-human study by early 2025.

S-3

Our approved product and active pipeline of product candidates is shown in the table below:

(a)	All dates are calendar year, and based on projections and appropriate financing, anticipated first launch on a global basis pending appropriate regulatory approvals

Our programs represent large market opportunities:

All figures are Company estimates for peak year sales: Global sales potential includes U.S. sales potential.

LungFit® PH is the first FDA approved system using our patented ionizer technology to generate on-demand NO from ambient air and, regardless of dose or flow, deliver it to a ventilator circuit. The device uses a medical air compressor to drive room air through a plasma chamber in the center of the unit where pulses of electrical discharge are created between two electrodes. The system uses the power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, which then combine as NO with low levels of nitrogen dioxide (“(“NO2”) created as a byproduct. The products are then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit. With respect to PPHN, the novel LungFit® PH is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients.

We believe the ability of LungFit® PH to generate NO from ambient air provides us with many competitive advantages over the current standard of NO delivery systems in the U.S., the EU, Japan and other markets. For example, LungFit® PH does not require the use of a high-pressure cylinder, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

Our novel LungFit® platform can also deliver a high concentration (>150 ppm) of NO directly to the lungs, which we believe has the potential to eliminate microbial infections including bacteria, fungi and viruses, among others. We believe that current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered (<100 ppm). Given that NO is produced naturally by the body as an innate immunity mechanism, at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our preclinical and clinical studies, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor comparable foreign regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for >80 ppm NO.

S-4

THE OFFERING

Common stock we are offering under this prospectus supplement	9,638,556 Shares

Common Stock Warrants we are offering under this prospectus supplement	Common Stock Warrants to purchase up to an aggregate of 9,638,556 shares of common stock. Each Common Stock Warrant has an exercise price per share of $2.25, will be exercisable immediately upon issuance and will expire three years from the issuance date. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the common stock warrants. Subject to certain conditions, if the Company publicly reports at least $4,500,000 in net sales for the quarter ending March 31, 2025, then the Company may call for cancellation of all or any portion of a holder’s Common Stock Warrant for consideration equal to $0.001 per share. If the conditions are satisfied from the period from the date of the call notice through and including the tenth trading day thereafter (the “Call Date”), then any portion of a Common Stock Warrant subject to such call notice for which a notice of exercise shall not have been received by the Call Date will be cancelled.

Common stock to be issued and outstanding after giving effect to this Offering	45,898,321 Shares excluding shares issuable upon exercise of the Common Stock Warrants issued in this offering.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR.”

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $14.6 million, after deducting estimated offering expenses payable by us. We intend to use net proceeds from this offering to fund commercial sales development, research, working capital and other general corporate purposes. See “Use of Proceeds .”

Risk factors	You should carefully consider the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus when making a decision to invest in our securities.

Insider Participation	Certain directors and officers of the Company have agreed to purchase approximately $1.15 million of Shares and Common Stock Warrants to be sold in this offering at the offering price and on the same terms as the securities being offered.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 35,478,123 shares of common stock issued and outstanding as of December 31, 2023 as well as the 781,642 shares of common stock sold under our ATM facility subsequent to December 31, 2023 and excludes:

●	7,978,094 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.82 per share under our 2021 BC Plan;

●	3,829,500 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.50 per share under our 2013 BA Plan;

●	748,400 shares of our common stock issuable upon the settlement of restricted stock units outstanding;

●	694,363 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $6.02 per share (which number does not include the Warrants and any exercise price adjustments as a result of this offering);

●	392,465 shares of our common stock issuable upon the conversion of a portion of our outstanding debt at an exercise price of $7.644 per share (which does not include any exercise price adjustments as a result of this offering);

●	567,308 shares of our common stock available for future issuance under our Sixth Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “2013 BA Plan”);

●	170,500 shares of our common stock available for future issuance under our Amended and Restated 2021 Equity Incentive Plan (as amended from time to time, the “2021 BC Plan”); and

●	750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Except as otherwise indicated, the information in this prospectus supplement reflects and assumes no exercise of outstanding options, warrants or debt conversions, including the common stock warrants issued in this offering

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus supplement or accompanying prospectus (including, without limitation, in our Annual Report on Form 10-K for the year ended March 31, 2023). You should also carefully consider other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes thereto incorporated by reference herein. The risks and uncertainties described in this prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. Our business, financial condition or results of operations could be materially harmed by these risks. In such case, the value of our securities could decline and you may lose all or part of your investment.

Risks Related to This Offering

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of shares of common stock in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the offering price per share of the securities being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $1.66 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of ($0.91) per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

Investors in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The Common Stock Warrants to purchase common stock in this offering may not have any value.

The Common Stock Warrants being offered in this offering will be exercisable for three years from the closing date at an exercise price of $2.25 per share, unless otherwise earlier terminated in accordance with the call provision. In the event that the price of a share of our common stock does not exceed the exercise price of the Common Stock Warrants during the period when the Common Stock Warrants are exercisable, the Common Stock Warrants may not have any value.

S-6

The Common Stock Warrants purchased in this offering do not entitle you to any rights as a common stockholder until you exercise such Common Stock Warrants for shares of our common stock.

Except as otherwise set forth in the Common Stock Warrants, as applicable, until you acquire shares of our common stock upon exercise thereof, you will have no rights with respect to the shares of our common stock underlying such Common Stock Warrants, as applicable. Upon exercise of Common Stock Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

There is no public market for the Common Stock Warrants being offered in this offering.

There is no established public trading market for the Common Stock Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply to list the Common Stock Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Stock Warrants will be limited.

The Common Stock Warrants are speculative in nature.

The Common Stock Warrants represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, the holder of the Common Stock Warrants may exercise their right to acquire the common stock and pay an exercise price of $2.25 per share, subject to certain adjustments. The Common Stock Warrants will be exercisable commencing on the date of issuance. The Common Stock Warrants will expire at 5:00 p.m. (New York City time) on the three-year anniversary of the date of issuance, after which period any unexercised Common Stock Warrants will expire and have no further value. The Company can call the Common Stock Warrants if it reports equal to or greater than $4.5 million of net sales for the quarter ending March 31, 2025 which will require exercise within 10 business days. Moreover, following this offering, the market value of the Common Stock Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Stock Warrants will equal or exceed their actual or imputed offering price. The Common Stock Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Common Stock Warrants, and consequently, it may not ever be profitable for the holders of the Common Stock Warrants to exercise the Common Stock Warrants.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

S-7

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Securities in this will be approximately $14.6 million after deducting the Co-Placement Agents fees and estimated offering expenses payable by us.

We intend to use net proceeds from this offering to fund commercial sales development, research, working capital and other general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

The above summary of our expected use of net proceeds does not give effect to any cash exercise of the Common Stock Warrants being issued in this Offering.

S-8

CAPITALIZATION

●	The following table sets forth our capitalization as of December 31, 2023:
●	on an actual basis; and
●	on an adjusted basis, giving effect to (i) the sale of 781,642 shares of Common Stock under our At the Market Equity Offering Sales Agreement with Truist Securities in exchange for $1.4 million in net proceeds and (ii) the sale of the Shares and Common Stock Warrants in this offering at an offering price of $1.66 per Shares and accompanying Common Stock Warrants, after deducting estimated Co-Placement Agents fees and commissions and other estimated offering expenses payable by us.

You should read this table together with our financial statements and related notes included in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference in this prospectus.

	As of December 31, 2023
(in thousands, except share information)	Actual (unaudited)	As Adjusted
Cash, cash equivalents and marketable securities	$31,263	$47,222
Warrant and derivative liabilities	$406	$406
Debt, net of debt discounts (current and noncurrent portions)	$14,510	14,510
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, par value $0.0001 per share; 100,000,000 shares authorized; 35,478,123 shares issued and outstanding, actual; 45,898,321 shares issued and outstanding, as adjusted	4	5
Additional paid-in capital	246,792	262,750
Treasury stock	(25)	(25)
Accumulated deficit	(225,990)	(225,990)
Accumulated other comprehensive income	34	34
Total stockholders’ equity attributable to Beyond Air, Inc	$20,814	$33,774
Noncontrolling interests	$2,657	$2,657
Total equity	$23,471	$39,431
Total capitalization	$38,387	$54,347

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 35,478,123 shares of common stock issued and outstanding as of December 31, 2023 as well as the 781,642 shares of common stock sold under our ATM facility subsequent to December 31, 2023 and excludes:

●	7,978,094 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.82 per share under our 2021 BC Plan;

●	3,829,500 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.50 per share under our 2013 BA Plan;

●	748,400 shares of our common stock issuable upon the settlement of restricted stock units outstanding;

●

694,363 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $6.02 per share (which number does not include the Warrants and any exercise price adjustments as a result of this offering);

●	392,465 shares of our common stock issuable upon the conversion of a portion of our outstanding debt at an exercise price of $7.644 per share (which does not include any exercise price adjustments as a result of this offering);

●	567,308 shares of our common stock available for future issuance under our Sixth Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “2013 BA Plan”);

●	170,500 shares of our common stock available for future issuance under our Amended and Restated 2021 Equity Incentive Plan (as amended from time to time, the “2021 BC Plan”); and

●	750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

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DILUTION

If you purchase shares in this offering, you will experience dilution to the extent of the difference between the offering price of the shares and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2023 was approximately $18.2 million or $0.51 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of December 31, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the sale of 781,642 shares of Common Stock under our At the Market Equity Offering Sales Agreement with Truist Securities in exchange for $1.4 million in net proceeds and (ii) the sale of 9,638,556 Shares in this offering at the offering price of $1.66 per share, after deducting estimated Co-Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $34.2 million or $0.74 per share. This represents an immediate increase in net tangible book value of $0.23 per share to existing stockholders and immediate dilution in net tangible book value of $0.92 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share	$1.66
Net tangible book value per share as of December 31, 2023	$0.51
Increase per share attributable to this offering	$0.23
As adjusted net tangible book value per share as of December 31, 2023 after this offering	$0.74
Dilution per share to new investors participating in this offering	$0.92

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 35,478,123 shares of common stock issued and outstanding as of December 31, 2023 as well as the 781,642 shares of common stock sold under our ATM facility subsequent to December 31, 2023 and excludes:

●	7,978,094 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.82 per share under our 2021 BC Plan;

●	3,829,500 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $5.50 per share under our 2013 BA Plan;

●	748,400 shares of our common stock issuable upon the settlement of restricted stock units outstanding;

●	694,363 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $6.02 per share (which number does not include the Warrants and any exercise price adjustments as a result of this offering);

●	392,465 shares of our common stock issuable upon the conversion of a portion of our outstanding debt at an exercise price of $7.644 per share (which does not include any exercise price adjustments as a result of this offering);

●	567,308 shares of our common stock available for future issuance under our Sixth Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “2013 BA Plan”);

●	170,500 shares of our common stock available for future issuance under our Amended and Restated 2021 Equity Incentive Plan (as amended from time to time, the “2021 BC Plan”); and

●	750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan .

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

S-10

DESCRIPTION OF SECURITIES

We are offering 9,638,556 shares of our common stock. Each Share we sell will be accompanied by a Common Stock Warrant to purchase one share of common stock. The Shares sold in this offering will be issued separately from the accompanying Common Stock Warrants. We are also registering the shares of our common stock issuable from time to time upon exercise of the Common Stock Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference. However, the subsections entitled “General” is hereby amended and supplemented, respectively, as follows:

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of March 18, 2024 , there were 36,262,265 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue additional preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

Anti-Takeover Provisions

The provisions of Delaware General Corporation Law, or DGCL, our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

S-11

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and

●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

Common Stock Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into the registration statement of which this prospectus supplement forms a part.

Duration and Exercise Price

Each warrant offered hereby will have an exercise price of $2.25 per share. The warrants will be exercisable commencing on the date of issuance and may be exercised until 5:00 p.m. (New York City time) three years from the issuance date. The Common Stock Warrants will be issued separately from the Shares of common stock and may be transferred separately immediately thereafter.

Exercise Price Adjustments

The exercise price of the warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of its warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants.

Cashless Exercise

If, at the time the holder exercises the Common Stock Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Common Stock Warrants under the Securities Act is not then available for the issuance of such shares, then the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Stock Warrants.

S-12

Call Provision

Subject to certain conditions, if the Company publicly reports at least $4,500,000 in net sales for the quarter ending March 31, 2025, then the Company may call for cancellation of all or any portion of a holder’s Common Stock Warrant for consideration equal to $0.001 per share. If the conditions are satisfied from the period from the date of the call notice through and including the Call Date, then any portion of a Common Stock Warrant subject to such call notice for which a notice of exercise shall not have been received by the Call Date will be cancelled.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Stock Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of the warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the warrants are exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the Common Stock Warrants to us together with the appropriate instruments of transfer and any transfer taxes payable upon making such transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Stock Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the Common Stock Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Common Stock Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Stock Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Common Stock Warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the Common Stock Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises its Common Stock Warrants. The Common Stock Warrants provide that the holder of the Common Stock Warrants has the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The Common Stock Warrants may be modified or amended or the provisions of such Common Stock Warrants waived with the written consent of the Company and at least 67% of the holders of the Common Stock Warrants

S-13

PLAN OF DISTRIBUTION

Roth and Laidlaw have agreed to act as our exclusive Co-Placement Agents in connection with this offering, subject to the terms and conditions of the placement agency agreement dated March 20, 2024. The Co-Placement Agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their reasonable best efforts to arrange for the sale of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us, the Co-Placement Agents and prospective investors. The factors considered in determining the price of the Shares and the Common Stock Warrants included the recent market price of our shares of common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into a securities purchase agreement with the institutional investors that purchased Shares and Common Stock Warrants in this offering. The securities purchase agreement contains customary representations, warranties and covenants.

We will deliver the securities being issued to the investors in this Offering upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the Shares and Common Stock Warrants being offered pursuant to this prospectus supplement on or about March 22, 2024.

We have agreed to indemnify the Co-Placement Agents and the investors against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Co-Placement Agents and/or the investors may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a reasonable “best efforts” basis and the Co-Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Co-Placement Agents a fee based on the aggregate proceeds as set forth in the table below:

	Per Share and Accompanying Common Stock Warrant	Total
Offering Price	$1.660	$16,000,002.96
Placement Agent Fees (1)	$0.116	$1,120,000.21
Proceeds to us, before expenses(2)	$1.544	$14,880,002.75

(1)	We have agreed to pay the Co-Placement Agents a total cash fee equal to 7% of the aggregate gross proceeds of the sale of the Shares of common stock and Common Stock Warrants in this offering.

(2)	Does not include potential proceeds from the exercise of the Common Stock Warrants for cash, if any.

We have also agreed to reimburse the Co-Placement Agents at closing for legal expenses incurred by the Co-Placement Agents in connection with this offering in an aggregate amount not to exceed $50,000. We estimate the total expenses payable by us for this offering, excluding the Co-Placement Agents fees and expenses, will be approximately $300,000.

S-14

The Co-Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Co-Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Co-Placement Agents acting as principal. Under these rules and regulations, the Co-Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 90 days after the closing of this offering.

In addition, from the date of the securities purchase agreement entered into with investors, the Company has agreed not to enter into variable rate transactions (as defined in the securities purchase agreement) for a period of six (6) months from the closing of this offering, subject to certain exceptions.

Lock-Up Agreements

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”), our officers and directors have agreed, for a period of 90 days from the closing date of this offering, not to engage in any of the following, whether directly or indirectly: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Insider Participation

Certain directors and officers of the Company have agreed to purchase approximately $1.15 million of Shares and Common Stock Warrants to be sold in this offering at the same offering price and on the same terms as the other investors in this offering.

Fee Tail

We have also agreed to pay the Co-Placement Agents, subject to certain exceptions, a tail fee equal to the cash compensation in this offering, if any investor, who was wall-crossed or conducted discussions by the Co-Placement Agents on our behalf during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 6-month period following the end of our engagement period.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR.”

There is no established public trading market for the Common Stock Warrants and we do not expect a market to develop for the Common Stock Warrants. Without an active trading market, the liquidity of the Common Stock Warrants will be limited. In addition, we do not intend to list the Common Stock Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

S-15

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York will pass upon certain legal matters in connection with the offering for the Co-Placement Agents.

EXPERTS

The consolidated financial statements as of and for the year ended March 31, 2023 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended March 31, 2022 incorporated by reference in this registration statement have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the SEC. You may access such reports and information at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

S-16

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended March 31, 2023, filed on June 22, 2023;
●	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 12, 2024;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023; and
●	Our Current Reports on Form 8-K filed with the SEC on March 14, 2024, March 1, 2024, February 16, 2024, September 7, 2023 and June 20, 2023.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Beyond Air, Inc., General Counsel, at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.beyondair.net. The information in our website is not a part of this prospectus and is not incorporated by reference.

S-17

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “XAIR.” On January 21, 2022, the last reported sale price per share of our common stock was $6.77. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Beyond Air,” “we,” “our” and “us” or other similar terms mean Beyond Air, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial position, business strategy, prospective product candidates and products, product approvals, timing of our clinical development activities, research and development costs, timing and likelihood of success and the plans and objectives of management for future operations and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained in our most recently filed Annual Report on Form 10-K, as well as the following:

●	our status as a development-stage company and our expectation to incur losses in the future;

●	our future capital needs and our need to raise additional funds;

●	our ability to obtain U.S. Food and Drug Administration (“FDA”) approval of the Premarket Approval Application for the LungFit® system;

●	our ability to build a pipeline of product candidates and develop and commercialize products;

●	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary regulatory approvals;

●	our ability to maintain our existing or future collaborations or licenses;

●	our ability to protect and enforce our intellectual property rights;

●	federal, state and foreign regulatory requirements, including the FDA regulation of our product candidates;

●	our ability to obtain and retain key executives and attract and retain qualified personnel;

●	our ability to successfully manage our growth; and

●	our ability to address business disruption and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business plan.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning our industry, our business, markets for LungFit® PH and our other product candidates and the size of those markets, the prevalence of certain medical conditions, LungFit® PH market access, prescription data and other physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a clinical-stage medical device and biopharmaceutical company developing a nitric oxide (“NO”) generator and delivery system (the “LungFit® system”) capable of generating NO from ambient air. The LungFit® platform can generate NO up to 400 parts per million for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. We believe that LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. The Company’s current areas of focus with LungFit® are persistent pulmonary hypertension of the newborn (PPHN), acute viral pneumonia (AVP) including COVID-19, bronchiolitis (BRO) and nontuberculous mycobacteria (NTM) lung infection. The Company’s current product candidates will be subject to premarket reviews and approvals by the FDA, CE marking conformity assessment by a notified body in the European Union, as well as similar regulatory agencies’ reviews or approvals in other countries or regions. If approved, the Company’s system will be marketed as a medical device in the U.S.

For more information about the Company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

Corporate Information

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc.

Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Beyond AirTM, the Beyond Air logo and other trademarks or service marks of Beyond Air, Inc. appearing in this prospectus are the property of Beyond Air, Inc. This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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PLAN OF DISTRIBUTION

We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, at prevailing market prices, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

●	any delayed delivery arrangements;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	the identity and relationships of any finders, if applicable; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

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We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our certificate of incorporation authorizes us to issue up to 110,000,000 shares, 100,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of January 19, 2022, there were 29,798,950 shares of common stock outstanding, held by 106 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by our certificate of incorporation or by our bylaws.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

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Other Rights and Preferences

The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The common stock is not subject to future calls or assessments by us. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of shares of any series of our preferred stock that we may classify and issue in the future.

Outstanding Stock Options

As of January 19, 2022, we had outstanding options to purchase 4,102,631 shares of our common stock at a weighted-average exercise price of $5.15 per share, pursuant to our Third Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”). As of January 19, 2022, there were 233,761 shares of our common stock reserved for future issuance under our 2013 Plan.

As of January 19, 2022, we had outstanding options to purchase 75,000 shares of our common stock at a weighted-average exercise price of $10.68 per share, which options were issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Outstanding Stock Units

As of January 19, 2022, we had 584,600 shares of our common stock underlying outstanding restricted stock units pursuant to our 2013 Plan.

2021 Employee Stock Purchase Plan

As of January 19, 2022, there were 750,000 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of January 19, 2022, we had outstanding:

●	warrants held by investors in a March 2017 offering, to purchase up to an aggregate of 68,330 shares of our common stock, at an exercise price of $3.66 per share.
●	warrants held by the placement agent in a March 2017 offering, to purchase up to an aggregate of 7,541 shares of our common stock, at an exercise price of $3.66 per share.
●	warrants held by NitricGen, Inc. in partial consideration for a licensing agreement to purchase up to an aggregate of 80,000 shares of our common stock, at an exercise price of $6.90 per share.
●	warrants held by a third party pursuant to a third-party license agreement, to purchase up to an aggregate of 208,333 shares of our common stock, at an exercise price of $4.80 per share.
●	warrants held by lenders in a March 2020 loan, to purchase up to an aggregate of 172,187 shares of our common stock, at an exercise price of $7.26 per share.

The warrants issued in the March 2017 offering have down round protection.

Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and

●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

The Nasdaq Capital Market

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol “XAIR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

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DESCRIPTION OF OUR PREFERRED STOCK

We currently have authorized 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares have been designated.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series and the designation of such series, the voting powers, if any, of the shares of such series, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. We have no current plan to issue any shares of preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share, and the purchase price;

●	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up; and

●	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offering by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

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DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax or foreign tax consequences;

●	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any

●	the anti-dilution provisions of the warrants, if any;

●	any redemption, put or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Description of Outstanding Warrants

As of January 19, 2022, there were a total of 536,391 warrants to purchase shares of our common stock outstanding. See “Description of Our Capital Stock - Description of Our Common Stock – Outstanding Warrants.”

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DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Beyond Air and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Beyond Air.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

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We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

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Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

●	failure to make a payment of any interest on any debt security of such series when due;

●	failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

●	certain events relating to our bankruptcy, insolvency or reorganization; and

●	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

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Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Beyond Air, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.beyondair.net. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 10, 2021, as amended by our Annual Report on Form 10-K/A filed with the SEC on July 23, 2021;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 10, 2021, and September 30, 2021, filed with the SEC on November 12, 2021;

●	our Current Reports on Form 8-K, filed with the SEC on May 13, 2021, May 26, 2021, August 25, 2021, September 27, 2021, October 20, 2021, November 5, 2021, November 15, 2021 (except Item 2.02 and the portions of Item 99.1 covered by Item 2.02) and December 10, 2021; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 3, 2019, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Adam T. Newman, c/o Beyond Air, Inc., at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.beyondair.net. The information on such website is not incorporated by reference and is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements as of March 31, 2021 and 2020 and for each of the years in the two year period ended March 31, 2021 incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended March 31, 2021 have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

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9,638,556 Shares of Common Stock

Common Stock Warrants to Purchase 9,638,556 Shares of Common Stock

Up to 9,638,556 Shares of Common Stock underlying such Common Stock Warrants

PROSPECTUS SUPPLEMENT

Roth Capital Partners	Laidlaw & Company (UK) Ltd.

March 20, 2024